COMPANY CONTACT: Doug Atkinson Manager - Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SWIFT ENERGY ANNOUNCES THIRD QUARTER 2015 RESULTS
HOUSTON, November 5, 2015 - Swift Energy Company (NYSE: SFY) reported today its third quarter 2015 financial and operating results.
Key Third Quarter Highlights

•	TOTAL PRODUCTION OF 2.87 MMBOE, ABOVE GUIDANCE

•	REVISING FULL-YEAR 2015 PRODUCTION GUIDANCE TO 11.6-11.7 MMBOE

•	BORROWING BASE REDUCED TO $330 MILLION

•	EXECUTED FIRST UPPER EAGLE FORD TEST

•	GROSS PRODUCTION IN WEBB COUNTY CURRENTLY AT 190 MMCF/D

“Despite the challenges facing our industry, I am pleased to announce we posted another quarter of strong operational results. Our continued focus on capital discipline and operational improvements has allowed us to revise our production guidance range to 11.6 to 11.7 million barrels of oil equivalent for the full year while maintaining our previously announced capital budget," commented Terry Swift, President and CEO of Swift Energy.
Third Quarter 2015 Results
Swift Energy produced 2.87 million barrels of oil equivalent (“MMBoe”) during the third quarter of 2015, above the high end of the Company’s guided range of 2.77 to 2.82 MMBoe. Third quarter 2015 production compares to production of 2.88 MMBoe in the second quarter of 2015.
Swift Energy reported an adjusted net loss for the third quarter of 2015 of $33.1 million, or $0.74 per diluted share, which excludes the non-cash ceiling test write-down of its oil and gas properties of $321.5 million (a pre-tax and non-GAAP measure - see page 8 for reconciliation to the GAAP measure). The GAAP net loss for the third quarter 2015 was $354.6 million, or $7.96 per diluted share. This compares to GAAP net income of $2.5 million, or $0.06 per diluted share earned in the same quarter in 2014.
Third quarter 2015 cash flow before working capital changes (a non-GAAP measure - see page 7 for reconciliation to the GAAP measure) of $5.1 million decreased 66% compared to $15.0 million

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of adjusted cash flow in the second quarter of 2015, and decreased 93% compared to $75.5 million of adjusted cash flow for the third quarter of 2014. Net cash used in operating activities for the third quarter of 2015 was $1.0 million compared to net cash provided by operating activities of $81.9 million in the same period a year ago.
Total revenues of $60.1 million for the third quarter of 2015 decreased 9% from $66.2 million of total revenues in the second quarter of 2015 due to lower average prices and slightly lower overall production. Total revenues were 57% lower than the $138.8 million of total revenues generated in the third quarter of 2014, also attributable to lower commodity prices and production levels.
Depreciation, depletion and amortization expense (“DD&A”) of $12.43 per barrel of oil equivalent (“Boe”) in the third quarter of 2015 decreased 15% from $14.64 of DD&A per Boe in the second quarter of 2015, and decreased 43% from $21.82 of DD&A per Boe in the comparable period in 2014 due to a lower depletable base, partially offset by lower reserves volume.
Lease operating costs before severance and ad valorem taxes, were $5.92 per Boe compared to $7.01 per Boe in the same period a year ago and $5.97 in the second quarter of 2015. Workovers in the third quarter of 2015 totaled $1.0 million compared to the same amount in the year ago period. The Company did not incur workover expense in the second quarter of 2015.
Transportation and processing expense in the third quarter of 2015 of $1.90 per Boe increased from $1.71 per Boe in the third quarter of 2014 and $1.77 in the second quarter of 2015.
Severance and ad valorem taxes were 7.7% of oil and gas revenues in the third quarter of 2015, compared to 7.6% in the year ago period.
General and administrative expenses decreased to $3.03 per Boe during the third quarter of 2015, down 15% from $3.58 per Boe in the second quarter 2015, primarily due to lower compensation based accruals and lower stock compensation.
Interest expense increased to $6.78 per Boe in the third quarter of 2015 compared to $6.52 per Boe in the second quarter of 2015, due to higher levels of borrowing and lower production.
Third Quarter Pricing
In the third quarter of 2015, Swift Energy’s average crude oil prices decreased 20% to $45.24 per barrel from $56.65 per barrel realized in the second quarter in 2015. For the same period, average natural gas prices were $2.51 per thousand cubic feet (“Mcf”), up 5% from the $2.40 per Mcf average price realized in the second quarter in 2015. Prices for NGLs averaged $12.94 per barrel in the 2015 third quarter, a 15% decrease from second quarter 2015 NGL prices of $15.18 per barrel.
The Company realized an aggregate average price of $20.95 per Boe during the quarter, as compared to $23.75 realized in the second quarter of 2015 and the $44.98 per Boe average price received by the Company in the third quarter of 2014.
Operations Update
In the third quarter of 2015, Swift Energy drilled five operated development wells, four in Webb County in the Company’s South Texas Fasken core Eagle Ford area and one in McMullen County in the Company's core Eagle Ford AWP area. There are currently two operated rigs drilling in the Company’s South Texas core area. The Company's average drilling well cost in Fasken for the quarter was $2.2 million compared to $2.4 million in the second quarter of 2015.

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The Company completed eight wells in the third quarter of 2015, all of which were in Webb County. The average completion cost in Fasken in the third quarter of 2015 was $3.4 million compared to $3.8 million in the second quarter of 2015.
The Company also tested a new enhanced completion design in Fasken during the quarter, which includes 40% more proppant than previously completed wells. To test the deliverability of this new enhanced design, the Fasken 37H and 38H were brought online with average initial production rates of 25.2 and 30.2 million cubic feet per day ("MMcf/d"), respectively. Additionally, the Company's first Upper Eagle Ford test was completed in Fasken with a 32 stage frac job and 15 million pounds of proppant. Early results from this well are encouraging and in-line with the Company's expectations.
The Company secured an additional 30 MMcf/d of takeaway out of the Fasken area in the third quarter, and is currently producing at its firm capacity of 190 MMcf/d.
Full-Year 2015 Capital Expenditure and Production Guidance
The Company is now targeting full year production levels of 11.6 to 11.7 MMBoe, slightly above its previously guided range of 11.5 to 11.6 MMBoe. The Company maintained its previously planned full-year capital expenditure budget of $110-$120 million.
Activity levels in the fourth quarter of 2015 will focus on drilling activity in the dry gas Fasken area as well as in the AWP gas and condensate areas, and will be funded under the Company's revolving credit facility and from operating cash flow. A portion of the capital expenditure program is discretionary and can be further deferred if necessary.
Borrowing Base and Credit Facility Availability
After a regularly scheduled semi-annual review by its 11 member bank group, Swift Energy amended its credit facility to reduce the borrowing base and commitment amount of $375.0 million to $330.0 million effective November 2, 2015. Based on outstanding borrowings at October 31, 2015, not including $5.1 million in outstanding letters of credit, the Company has borrowing availability of approximately $23 million under the credit facility.
The amendment modified several key covenants which provide additional flexibility in the current market environment, details of which are set out in the Company's Form 10-Q report for the third quarter of 2015 to be filed shortly.
Debt Restructuring Negotiations
Swift Energy is currently engaged in negotiations with a group of senior note holders regarding restructuring the Company's indebtedness which they hold, along with possible avenues for increasing near-term liquidity. To date, no understanding has been reached as a result of these negotiations, which are ongoing. The outcome of these negotiations, the timing of which cannot be accurately predicted at this time, is likely to affect the Company's liquidity, future operations and financial condition.
Earnings Conference Call
Swift Energy will conduct a live conference call today, November 5, at 10:00 a.m. EST to discuss third quarter 2015 financial results and financial and operating guidance for the full year 2015. To facilitate the conference call, a PowerPoint presentation will be posted on the Company’s website

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(www.swiftenergy.com) in the Investor Relations section prior to the beginning of the call. In addition, the Company will also post an updated corporate presentation.
To participate in this conference call, dial 877-420-2751 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call using Conference ID # 54691288. A digital replay of the call will be available later on November 5 until November 19, by dialing 855-859-2056 and using Conference ID # 54691288. Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.
About Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements contained herein, other than statements of historical fact, are forward-looking statements, including targets for 2015 production, per well costs and per BOE costs, and estimates of 2015 capital expenditures. These statements are based upon assumptions that are subject to change and to risks, especially the volatility in oil or gas prices, the uncertainty and costs of finding, replacing, developing and acquiring reserves, availability and cost of capital, labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

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SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
(In Thousands Except Per Share and Per BOE Amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Percent Change	2015	2014	Percent Change
Revenues:
Oil & Gas Sales	$60,024	$133,896	(55)%	$195,663	$441,440	(56)%
Other	92	4,898		(1,041)	(2,472)
Total Revenue	$60,116	$138,794	(57)%	$194,622	$438,968	(56)%
Net Income (Loss)	$(354,588)	$2,474		$(1,124,532)	$14,743
Basic EPS	$(7.96)	$0.06		$(25.31)	$0.34
Diluted EPS	$(7.96)	$0.06		$(25.31)	$0.33
Net Cash Provided By (Used In) Operating Activities	$(1,029)	$81,872	(101)%	$28,410	$252,175	(89)%
Cash Flow Before Working Capital Changes(1) (non-GAAP measure)	$5,106	$75,495	(93)%	$29,393	$238,749	(88)%
Weighted Average Shares Outstanding (Basic)	44,546	43,850	2%	44,431	43,768	2%
Weighted Average Shares Outstanding (Diluted)	44,546	44,473	—%	44,431	44,299	—%
EBITDA (non-GAAP measure)	$23,388	$90,448	(74)%	$78,885	$289,556	(73)%
Production (MBoe)	2.87	2.99	(4)%	8.80	9.39	(6)%
Realized Price ($/Boe)	$20.95	$44.98	(53)%	$22.22	$47.02	(53)%

(1)
See reconciliation on page 7. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

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SWIFT ENERGY COMPANY
RECONCILIATION OF GAAP(a) TO NON-GAAP MEASURES
(Unaudited)
(In Thousands)

	Three Months Ended
	September 30, 2015	September 30, 2014	Percent Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided by (Used In) Operating Activities	$(1,029)	$81,872	(101)%
Increases and Decreases In:
Accounts Receivable	(2,800)	(12,799)
Accounts Payable and Accrued Liabilities	771	(1,404)
Income Taxes Payable	450	(693)
Accrued Interest	7,714	8,519
Cash Flow Before Working Capital Changes	$5,106	$75,495	(93)%

INCOME TO EBITDA RECONCILIATIONS:
Net Income (Loss)	$(354,588)	$2,474
Provision (Benefit) for Income Taxes	—	3,001
Interest Expense, Net	19,438	18,197
Depreciation, Depletion & Amortization & ARO (b)	37,016	66,776
Write-Down of Oil and Gas Properties	321,522	—
EBITDA	$23,388	$90,448	(74)%

	Nine Months Ended
	September 30, 2015	September 30, 2014	Percent Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities	$28,410	$252,175	(89)%
Increases and Decreases In:
Accounts Receivable	(11,841)	(14,159)
Accounts Payable and Accrued Liabilities	4,768	(7,299)
Income Taxes Payable	450	(543)
Accrued Interest	7,606	8,575
Cash Flow Before Working Capital Changes	$29,393	$238,749	(88)%

INCOME TO EBITDA RECONCILIATIONS:
Net Income (Loss)	$(1,124,532)	$14,743
Provision (Benefit) for Income Taxes	(80,133)	14,200
Interest Expense, Net	56,407	55,295
Depreciation, Depletion & Amortization & ARO (b)	142,548	205,318
Write-Down of Oil and Gas Properties	1,084,595	—
EBITDA	$78,885	$289,556	(73)%

(a)	GAAP-Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

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	Quarter Ended Sept. 30, 2015	Quarter Ended Jun. 30, 2015	Quarter Ended Mar. 31, 2015
NET INCOME RECONCILIATION:
Net Loss	$(354,588)	$(292,867)	$(477,077)
Non-Cash Ceiling Test Write-Down	321,522	260,504	502,569
Income Tax Benefit From Write-Down (1)	—	(501)	(62,036)
Adjusted Net Loss Before Write-Down of Oil and Gas Properties	$(33,066)	$(32,864)	$(36,544)

(1)	Income tax benefit from write-down was derived using the third quarter 2015 and second quarter 2015 marginal tax-rates, adjusted for any tax valuation allowance.

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of September 30, 2015	As of December 31, 2014
Assets:
Current Assets:
Cash and Cash Equivalents	$7,322	$406
Other Current Assets	40,909	64,263
Total Current Assets	48,231	64,669

Oil and Gas Properties	5,979,947	5,891,898
Other Fixed Assets	43,687	42,257
Less-Accumulated DD&A	(5,061,058)	(3,839,118)
Total Properties	962,576	2,095,037

Other Assets	13,471	13,641
	$1,024,278	$2,173,347
Liabilities:
Current Liabilities	94,997	148,919
Long-Term Debt	1,179,132	1,074,534
Deferred Income Taxes	—	86,376
Asset Retirement Obligation	65,448	62,122
Other Long-term Liabilities	9,511	7,018
Stockholders’ Equity (Deficit)	(324,810)	794,378
	$1,024,278	$2,173,347

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Nine Months Ended
	September 30, 2015	Per Boe	September 30, 2015	Per Boe
Revenues:
Oil & Gas Sales	$60,024	$20.95	$195,663	$22.22
Other Revenue	92		(1,041)
	60,116	20.98	194,622	22.10
Costs and Expenses:
General and Administrative, net	8,679	3.03	31,525	3.58
Depreciation, Depletion & Amortization	35,606	12.43	138,392	15.72
Accretion of Asset Retirement Obligation (ARO)	1,410	0.49	4,156	0.47
Lease Operating Costs	17,990	6.28	54,188	6.15
Transportation and Processing Expense	5,446	1.90	15,855	1.80
Severance & Other Taxes	4,613	1.61	14,169	1.61
Interest Expense, Net	19,438	6.78	56,407	6.41
Write-down of oil and gas properties	321,522	112.21	1,084,595	123.19
Total Costs & Expenses	414,704	144.72	1,399,287	158.93
Loss Before Income Taxes	(354,588)	(123.75)	(1,204,665)	(136.82)
Benefit for Income Taxes	—	—	(80,133)	(9.10)
Net Loss	$(354,588)	$(123.75)	$(1,124,532)	$(127.72)

Additional Information:
Capitalized G&A	$3,075	$10,065
Capitalized Interest Expense	$1,232	$3,628
Deferred Income Tax	$—	$(80,133)

Note: Items may not total due to rounding

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Swift Energy Company
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash Flows From Operating Activities:
Net Income (Loss)	$(1,124,532)	$14,743
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	138,392	201,072
Write-down of oil and gas properties	1,084,595	—
Accretion of Asset Retirement Obligation (ARO)	4,156	4,246
Deferred Income Taxes	(80,133)	13,507
Stock Based Compensation Expense	3,288	5,571
Other	3,627	(390)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable and Other Current Assets	11,841	14,159
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(4,768)	7,299
Increase/(Decrease) in Income Taxes Payable	(450)	543
Increase/(Decrease) in Accrued Interest	(7,606)	(8,575)
Net Cash Provided by Operating Activities	28,410	252,175

Cash Flows From Investing Activities:
Additions to Property and Equipment	(126,752)	(316,972)
Proceeds from the Sale of Property and Equipment	977	145,535
Funds withdrawn from restricted cash account	—	6,501
Funds deposited into restricted account	—	(18,345)
Net Cash Used in Investing Activities	(125,775)	(183,281)

Cash Flows From Financing Activities:
Net Proceeds From Bank Borrowings	104,700	(63,000)
Net Proceeds From Issuance of Common Stock	302	824
Purchase of Treasury Shares	(150)	(954)
Payments of Debt Issuance Costs	(571)	—
Net Cash Provided by (Used In) Financing Activities	104,281	(63,130)
Net Decrease in Cash and Cash Equivalents	6,916	5,764

Cash and Cash Equivalents at the Beginning of the Period	406	3,277
Cash and Cash Equivalents at the End of the Period	$7,322	$9,041

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SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2015	June 30, 2015	Percent Change	September 30, 2014	Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	2,865	2,875	—%	2,994	(4)%
Natural Gas (Bcf)	11.64	11.28	3%	9.85	18%
Crude Oil (MBbl)	581	628	(7)%	870	(33)%
NGL (MBbl)	344	366	(6)%	482	(29)%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$20.95	$23.75	(12)%	$44.98	(53)%
Natural Gas ($/Mcf)	$2.51	$2.40	5%	$3.55	(29)%
Crude Oil ($/Bbl)	$45.24	$56.65	(20)%	$96.12	(53)%
NGL ($/Bbl)	$12.94	$15.18	(15)%	$33.39	(61)%

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